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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           FIRST BELL BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  SCRIPT FOR
                           FIRST BELL BANCORP, INC.

                                    OPENING


"Hello, may I please speak with Mr./Mrs. Jones?"

IF 'YES' - GO TO INTRODUCTION

IF 'WHO'S CALLING?' - "This is a call on behalf of First Bell Bancorp, Inc. Is either Mr./Mrs. Jones available?"

IF 'YES' - GO TO INTRODUCTION

IF 'NOT AVAILABLE' - "This is a call relating to his/her First Bell Bancorp, Inc. stock. I'll call back at another time. Have a good day/evening."

IF 'MAY I TAKE A MESSAGE?' - "There is no message, but when would be the best time to call back?"


                                 INTRODUCTION

"Hi, Mr./Mrs. Jones. This is ________________ calling on behalf of First Bell Bancorp, Inc. to request that you vote No on Shareholder Proposal No. ________. First Bell recently sent you a Proxy Statement. Have you received it?"

IF 'YES' - "Great..." GO TO PROXY QUESTION

IF 'NO' or 'I'M NOT SURE' - "Well this is an important message regarding your stock in First Bell, and will only take a few minutes." GO TO DESCRIPTION

IF 'I DON'T HAVE TIME' - "Well, when would be the best time to call back."

                                 PROXY QUESTION

"Have you signed and returned the proxy card enclosed in the Proxy Statement?"

IF 'YES' - "Thank you for your time.  Have a good evening/day.

IF 'NO' - GO TO DESCRIPTION

                                 DESCRIPTION

The Proxy Statement contains a proposal submitted by a shareholder, which request that the Board of Directors take the necessary steps to achieve a sale or merger of First Bell. The Board of Directors believes that this proposal would be detrimental to the interests of the stockholders of First Bell. The Board of Directors of First Bell strongly recommend that you vote against the proposal. Your vote is necessary. The Board of Directors request that you please send in your proxy.

IF 'YES' - GO TO CLOSE

IF 'NO' - GO TO QUESTIONS



                                 CLOSE

"Thank you for your time and if you have any questions, please contact the Company. Have a good evening/day."



                                 QUESTIONS

1. 'WHY SHOULD WE VOTE AGAINST THIS PROPOSAL EVEN THOUGH THE STOCK PRICE HAS SIGNIFICANTLY DECREASED?'

     RESPONSE:   Please refer to the Proxy Statement and call the Company if you have any questions.

                                  SCRIPT FOR
                            FIRST BELL BANCORP, INC.

                          "SECURITY POSITION LISTING"



If Named:

Hello, may I speak with Mr./Ms.______________________________

GO TO STATEMENT


If Not Named:

Hello, may I speak with the person responsible for the mailing of proxy materials to your accountholders?

GO TO STATEMENT


                                   Statement:

This is a call on behalf of First Bell Bancorp, Inc. I just wanted to bring to your attention that this year's proxy is a contested proxy. The proxy contains a shareholder proposal, which must be voted on by the actual owner of the stock. First Bell would like to ensure that all shareholders have an opportunity to vote on the proposal and requests that the proxy materials be mailed to the stockholders as soon as possible.



Information that may be requested:


CUSIP Number          319301107

Record Date           March 1, 2000

Meeting Date          April 24, 2000

Broker Search Date    February 1, 2000